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                                                                     EXHIBIT 4.6

                             CONSULTANT AGREEMENT

                                           Date of Commencement of

Name:  American Asset Management, Inc.  Consulting Services: Oct. 20, 1998
                                                            ------------------

     In consideration of my engagement as a consultant by Spacetec IMC Corporation. (the "Company") and the consultant fees and other compensation paid
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to me by the Company and for other good and valuable consideration, I understand and agree to the following provisions for the protection of the property rights of the Company and for the protection of the rights of others who have entrusted the Company with confidential proprietary information:

     1.  Services.  The Company retains the Consultant to perform the consulting
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services described on Exhibit A hereto during the term of this Agreement set
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forth on Exhibit A.  This Agreement may be terminated in the manner set forth on
Exhibit A, and the Agreement shall automatically be terminated without notice upon any termination of the Merger Agreement between the Company and Labtec, Inc. in accordance with its terms.

     2.   Independent Contractor.  The relationship of the Consultant to the
          ----------------------
Company is that of an independent contractor and consultant. Until the Consultant is employed by the Company, the Consultant shall have sole and exclusive responsibility for the payment of all federal, state and local taxes and for all employment and disability insurance, Social Security and other similar taxes, with respect to payments made to the Consultant.

     3.   Disclosure to the Company.  I agree to disclose fully and promptly to
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the Company all Proprietary Rights (the expression "Proprietary Rights" means
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all intellectual and physical work product having actual or potential value to the Company including inventions, whether or not patentable and whether or not tested or reduced to practice, discoveries, ideas, conceptions, processes, copyrightable expressions, developments, designs, trade secrets, know-how and tangible expressions, whether or not copyrightable, computer software, systems, programs or procedures) developed or conceived by me solely or jointly with others, at any time during the term of my consulting engagement with the Company, provided that such Proprietary Rights relate to the actual or
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anticipated business activities of the Company, or result from, or are suggested by, work which I do for the Company. I agree to make and maintain written records of the aforesaid Proprietary Rights and to submit promptly the same, and supplemental oral disclosure, to the Company.

     4.   Ownership and Assignment of Rights to the Company.  I agree to assign
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and hereby do assign to the Company as its exclusive property the entire right, title and interest in and to all Proprietary Rights embraced by Paragraph 3 above, including without limitation, all patents, patent applications and copyrights. I further agree to execute all papers and instruments, and otherwise to provide all requested assistance, at the expense of the Company, during and subsequent to my consulting engagement, to enable the Company or its nominees to obtain such patents, copyright and other legal protection as it may desire in any country. All copyrightable work ("Work") created by me in
                                                 ----
connection with my engagement with the Company is intended to be a "work made for hire" as that term is defined in Section 101 of the Copyright Act of 1976 and shall be the property of the Company and the Company shall be the sole author of such work within the meaning of the Act. All such Works, as well as copies of such Works in whatever
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                                      -2-


medium fixed or embodied, shall be owned exclusively by the Company and I expressly disclaim any interest in them. If the copyright to any such Works shall not be the property of the Company by operation of law, I will, without further consideration, assign to the Company all right, title and interest in such Work and will assist the Company, at its expense to secure, maintain and defend for the benefit of the Company all copyrights, registrations, extensions and renewals on any and all such Work, including translations thereof in any and all countries, such Work to be and remain the property of the Company whether copyrighted or not.

     In the event that the Company is unable, after reasonable effort, to secure my signature on letters patent, copyright or other documents relating to the Proprietary Rights embraced by Paragraph 3 above, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such application(s) and to all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other documents with the same legal force and effect as if executed by me. I understand and agree that the Company shall determine, in its discretion, whether an application for patent, copyright or other intellectual property right shall be filed on any Proprietary Right assigned to the Company under this Agreement, and whether such an application shall be prosecuted or abandoned prior to issuance or registration.

     5.   Confidentiality.  I agree to preserve in confidence, and not to use,
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to publish, distribute, or to otherwise disclose to any person or entity, either during or subsequent to my consulting engagement, without written permission, any Proprietary Rights or any knowledge, information or materials about the, services, product, marketing and service plans and strategies, know-how, research and development activities, technical information and data of a non-public nature, customers, or business plans of the Company, or any other confidential information of the Company, its customers, or others from whom the Company has received information under obligations of confidence (collectively, "Confidential Information"). Information shall not be deemed Confidential
 ------------------------
Information hereunder if such information is otherwise publicly available or if I learn such information from sources other than the Company who disclosed such information without an obligation of confidentiality.

     6.   Confidential Information of Others.  I agree not to disclose to the
          ----------------------------------
Company, or to use in my work at the Company (a) any confidential information belonging to others (including customers and suppliers), of (b) any prior inventions made by me which the Company is not entitled to learn of or use. I represent that the inventions identified in the Exhibit I attached hereto constitute all of the unpatented inventions which I have made prior to my consulting engagement with the Company, which inventions shall be excluded from this agreement. (It is only necessary to list the title of such inventions and the purpose thereof.) If there are no such unpatented inventions, I have written my initials here: ______.[Insert Initials]

     7.   Non-Competition.  I agree that to the extent I am personally involved
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in or substantively knowledgeable of Confidential Information regarding the
Company developments, I will not during the term of my consulting engagement and for a period of twelve (12) months after termination of my engagement accept a consulting engagement or employment with Logitech or Space Control GmbH, or any entity known to me to be a client or customer of the Company without written permission from the Company, which permission will not be unreasonably withheld in those instances where such engagement or employment does not involve risk of improper use or disclosure of Confidential Information.
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                                      -3-

     8.   Non-Solicitation.  I agree that during the term of my consulting
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engagement and for a period of twelve (12) months following such termination I will not solicit or attempt to induce, directly or indirectly, any employee or consultant of the Company to work with me or any organization with which I am affiliated or to accept a consulting engagement or employment with a competitor, customer or client of the Company.

     9.   Return of Materials.  Upon the request of the Company at any time and
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in the event of the termination of my consulting engagement with the Company, whether or not such termination if voluntary, I agree to deliver promptly to the Company all documents which relate to the business activities of the Company, and all materials and things which belong to the Company or which have been given to me by the Company or others during the course of my consulting work for the Company.

     10.  Prior Agreements.  I represent that I have attached hereto a copy of
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any agreement (such as a prior consulting or employment agreement) which affects my ability to comply with the terms of this agreement. If there is no such agreement, I have written my initials here: _________.

     11.  Enforcement.  I agree that the Company would not be fairly compensated
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by money damages for any breach of this Agreement by me and therefore in the event of a breach or threatened breach of this Agreement the Company shall be entitled to specific performance, an injunction and other equitable relief in addition to money damages and other legal remedies. I hereby waive any requirement that the Company post a bond or surety in connection with its attempts to enforce this Agreement.

     12.  Miscellaneous.  This agreement shall be binding on my executors,
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administrators, heirs, legal representatives or assigns, and may not be modified except in writing with the approval of an officer of the Company. If any provision of this agreement is determined to be illegal or unenforceable, all remaining provisions shall remain in full force and effect. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts. The provisions of Sections 3, 4, 5, 6, 7 and 8 of this Agreement shall survive the termination or expiration of this Agreement as a continuing covenant of the parties. Any dispute, controversy or claim arising out of this Agreement or the breach of any of its terms shall be settled by binding arbitration in Palm Beach, Florida, pursuant to the rules then obtaining of the American Arbitration Association. This agreement represents the entire agreement between the Company and the Consultant with respect to the matters set forth herein.
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                                      -4-


SPACETEC IMC CORPORATION             CONSULTANT:
                                     American Asset Management, Inc.


By:                                  By: /s/ Julian Rubinstein
   -----------------------------        ---------------------------------
                                        Julian Rubinstein

Date:  Oct. 20 1998                  Date: 10/20/98
      --------------------------          -------------------------------
Title:  CEO
       -------------------------
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                                      -5-


                                   Exhibit A
                                   ---------
                         Terms of Consulting Agreement
                         -----------------------------

Description of Services: The Consultant shall perform a review of the operations of the Company. The Consultant shall (i) have responsibility for review of operations, (ii) have responsibility for implementation of decisions with respect to the restructuring of the operations of the Company, as recommended by George Rea, Acting CEO of the Company, and determined by the Board of Directors of the Company, (iii) have signature authority for all disbursements of Company funds up to $15,000, and joint signature authority with Mr. Rea for amounts in excess of and including $15,000, (iv) consult with Mr. Rea and, as appropriate, the Board of Directors as to the restructuring of operations, (v) implement decisions of Mr. Rea regarding hiring and firing of personnel, sale or other disposal of non-material assets, and renegotiation and restructuring of facilities leases, (vi) have responsibility for the review and, subject to the approval of Mr. Rea, restructuring of arrangements with vendors and suppliers, and other actions incidental and necessary to the restructuring of the Company's business. The Consultant shall prepare an operating plan for the restructuring of the Company. The Board of Directors shall review, approve and adopt an operating plan relating to the restructuring of Company operations, and no changes to such plan shall be implemented without the prior approval of Mr. Rea and the Board of Directors.

Terms of Compensation: $30,000 per month, payable bi-monthly in accordance with the Company's general payroll practices for employees.

Length of Service: Month to month, terminable at the Company's option (through action of Mr. Rea or the Board of Directors), or the Consultant's option, on ten
(10) days written notice.

Reimbursement of Expenses: The Consultant will be reimbursed for normal business expenses, provided expenses are documented and itemized.